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                                                                   EXHIBIT 3.106

                            CERTIFICATE OF FORMATION
                                       OF
                               TSI PRINCETON, LLC

         UNDER SECTION 18-201 OF THE DEL. LIMITED LIABILITY COMPANY ACT

                  This Certificate of Formation of TSI Princeton, LLC, dated as of May 14, 1997, is being duly executed and filed by Carin V. Khatchikian, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is TSI PRINCETON, LLC.

                  SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. This Certificate of Formation shall be effective on May 14, 1997.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Carin V. Khatchikian
                                                     ___________________________
                                                     Name:  Carin V. Khatchikian
                                                     Title: Authorized Person